Exhibit 10.3

EXECUTION COPY

VIRTUS INVESTMENT PARTNERS, INC.

SECURITY AGREEMENT

among

VIRTUS INVESTMENT PARTNERS, INC.,

EACH OF THE OTHER GRANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON,

as Administrative Agent

Dated as of September 1, 2009

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SCHEDULES:

Schedule I	List of Subsidiaries and Addresses for Notices
Schedule 3.1(a)(i)	List of Chief Executive Offices, Jurisdictions of Organization, Federal Employer Identification Numbers and Company Organizational Numbers
Schedule 3.1(a)(ii)	List of Legal and Other Names
Schedule 3.1(a)(iii)	List of Security Agreements
Schedule 3.1(a)(v)	List of Liens on Collateral; List of Financing Statements
Schedule 3.1(a)(vii)	List of Material Authorizations
Schedule 3.1(a)(viii)	List of Material Licenses
Schedule 3.2	List of Locations of Equipment and Inventory
Schedule 3.4	List of Investment-Related Property
Schedule 3.4(a)(iv)	List of Uncertificated Pledged Equity Interests Not Subject to Blocked Accounts
Schedule 3.4(a)(v)	List of Persons with Control Over Investment-Related Property
Schedule 3.5	List of Letters of Credit
Schedule 3.6	List of Intellectual Property
Schedule 3.7	List of Commercial Tort Claims
Schedule 3.8	List of Deposit Accounts

EXHIBITS:

Exhibit A	Form of Supplement
Exhibit B	Form of Issuer’s Acknowledgment
Exhibit C	Form of Power of Attorney
Exhibit D	Form of Letter Agreement (Secured Hedging Agreements and Secured Cash Management Agreements)

(ii)

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SECURITY AGREEMENT, dated as of September     , 2009, among Virtus Investment Partners, Inc., a Delaware corporation (the “Borrower”), each of the subsidiaries of the Borrower listed on Schedule I or which becomes a party hereto in accordance with Article 10 (each such subsidiary, individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and the Borrower are referred to collectively herein as the “Grantors”), and THE BANK OF NEW YORK MELLON, as Administrative Agent under the Credit Agreement referred to in the next paragraph (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”).

RECITALS

A. Reference is made to the Credit Agreement, dated as of September 1, 2009, among the Borrower, the Lenders party thereto, and The Bank of New York Mellon, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. The Lenders have agreed to make Revolving Loans to, and the Issuing Bank has agreed to issue Letters of Credit for the account of, the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Grantors acknowledge that the Revolving Loans, Letters of Credit and other financial accommodations made under the Loan Documents will enhance the aggregate borrowing powers of the Borrower and credit availability to the other Loan Parties and facilitate their loan relationship with the Credit Parties, all to the mutual advantage of the Grantors.

C. Each Grantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Revolving Loans and the issuance of the Letters of Credit. Each Guarantor has, pursuant to the Guarantee Agreement, unconditionally guaranteed the Secured Obligations.

D. This Security Agreement is given by each Grantor in favor of the Administrative Agent for the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

E. The execution and delivery by the Grantors of this Security Agreement is a condition precedent to the effectiveness of the Credit Agreement, and the Credit Parties would not have entered into the Credit Agreement if the Grantors had not executed and delivered this Security Agreement.

Accordingly, the Grantors and the Administrative Agent, on behalf of itself and each other Secured Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE 1.

DEFINITIONS; GRANT OF SECURITY; CONTINUING PERFECTION AND PRIORITY

Section 1.1 General Definitions. As used in this Security Agreement, the following terms shall have the meanings specified below:

“Account Debtor” means each Person who is obligated in respect of any Receivable or any Supporting Obligation or Collateral Support relating thereto.

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“Accounts” means (i) all “accounts” as defined in Article 9 of the UCC and (ii) all “health-care-insurance receivables”, each as defined in Article 9 of the UCC.

“Additional Grantor” has the meaning assigned to such term in Article 10.

“Applicable Date” means (i) in the case of any Grantor (other than an Additional Grantor), the date hereof, and (ii) in the case of any Additional Grantor, the date of the Supplement executed and delivered by such Additional Grantor.

“Approved Securities Intermediary” means a Securities Intermediary or commodity intermediary selected or approved by the Administrative Agent and with respect to which a Grantor has delivered to the Administrative Agent an executed Securities Account Control Agreement.

“Authorization” means, collectively, any license, approval, permit or other authorization issued by any Governmental Authority.

“Blocked Account” means a Deposit Account or Securities Account maintained by any Grantor with a financial institution or Securities Intermediary, as applicable, selected by such Grantor and reasonably acceptable to the Administrative Agent, which account is the subject of an effective Deposit Account Control Agreement or Securities Account Control Agreement.

“Blocked Account Bank” means a financial institution selected or approved by the Administrative Agent and with respect to which a Grantor has delivered to the Administrative Agent an executed Deposit Account Control Agreement.

“Borrower” has the meaning assigned to such term in the preliminary statement of this Security Agreement.

“Cash Collateral Account” means any Deposit Account or Securities Account established by the Administrative Agent in which cash and/or Permitted Investments may from time to time be on deposit or held therein pursuant to the Loan Documents.

“Cash Management Agreement” means an agreement entered into by a Loan Party with any Lender or an Affiliate thereof pursuant to which such Lender or such Affiliate provides any one or more of the following types or services or facilities to any Loan Party: (a) ACH transactions, (b) other cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit card processing services, and (e) credit or debit cards.

“Chattel Paper” means all “chattel paper” as defined in Article 9 of the UCC.

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“Claim Proceeds” means, with respect to any Commercial Tort Claim or any Collateral Support or Supporting Obligation relating thereto, all Proceeds thereof, including all insurance proceeds and other amounts and recoveries resulting or arising from the settlement or other resolution thereof, in each case regardless of whether characterized as a “commercial tort claim” under Article 9 of the UCC or “proceeds” under the UCC.

“Collateral” has the meaning assigned to such term in Section 1.3(a).

“Collateral Records” means all books, instruments, certificates, Records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals and other documents, and all computer software, computer printouts, tapes, disks and related data processing software and similar items, in each case that at any time represent, cover or otherwise evidence, or contain information relating to, any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any of the Collateral, and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” means all “commercial tort claims” as defined in Article 9 of the UCC and all Claim Proceeds; including all claims described on Schedule 3.7.

“Concentration Account” means a Deposit Account of the Grantors with The Bank of New York Mellon or such other bank or financial institution acceptable to the Administrative Agent, which shall be a Blocked Account.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned or held by or behalf of any Grantor or which any Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including each agreement described on Schedule 3.6.

“Copyrights” means all of the following: (i) all copyright rights in any work subject to the copyright laws of the United States of America or any other country, whether as author, assignee, transferee or otherwise, (ii) all registrations and applications for registration of any such copyright in the United States of America or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office or any similar offices in the United States of America or any other country, including those described on Schedule 3.6, (iii) all rights and privileges arising under applicable law with respect to the use of such copyrights, (iv) all reissues, renewals, continuations and extensions thereof and amendments thereto, and (v) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof.

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“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Security Agreement.

“Deposit Accounts” means all “deposit accounts” as defined in Article 9 of the UCC, including all such accounts described on Schedule 3.8.

“Deposit Account Control Agreement” means a Deposit Account Control Agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed by any Grantor and the Administrative Agent and acknowledged and agreed to by the relevant financial institution, providing for “control” (within the meaning of the UCC) by the Administrative Agent over a Deposit Account.

“Documents” means all “documents” as defined in Article 9 of the UCC.

“Equipment” means (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools, in each case, regardless of whether characterized as “equipment” under the UCC, and (iii) all accessions or additions to any of the foregoing, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing.

“Financial Assets” means all “financial assets” as defined in Article 8 of the UCC.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.3.

“General Intangibles” means (i) all “general intangibles” as defined in Article 9 of the UCC and (ii) all choses in action and causes of action, all indemnification claims, all goodwill, all Hedging Agreements, all tax refunds, all licenses, permits, concessions, franchises and authorizations, all Intellectual Property, all Payment Intangibles, all Authorizations and all Software, in each case regardless of whether characterized as a “general intangible” under the UCC; including all rights and interests under all capital contribution, subscription and similar agreements.

“Goods” means (i) all “goods” as defined in Article 9 of the UCC and (ii) all Equipment and Inventory and any computer program embedded in goods and any supporting information provided in connection with such program, to the extent (a) such program is associated with such goods in such a manner that it is customarily considered part of such goods or (b) by becoming the owner of such goods, a Person acquires a right to use the program in connection with such goods, in each case regardless of whether characterized as a “good” under the UCC.

“Grantor” and “Grantors” have the meanings assigned to such terms in the preliminary statement of this Security Agreement.

“Instruments” means all “instruments” as defined in Article 9 of the UCC.

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“Insurance” means all insurance policies covering any or all of the Collateral (regardless of whether the Administrative Agent or any other Secured Party is the loss payee thereof) and all business interruption insurance policies.

“Intellectual Property” means all intellectual and similar property of any Grantor of every kind and nature, including inventions, designs, Patents, Copyrights, Trademarks, Licenses, domain names, Trade Secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Inventory” means (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business, all goods which are returned to or repossessed by or on behalf of any Grantor, and all computer programs embedded in any goods, and all accessions thereto and products thereof, in each case, regardless of whether characterized as “inventory” under the UCC.

“Investment Property” means “investment property” as defined in Article 9 of the UCC.

“Investment-Related Property” means (i) all Pledged Collateral and (ii) all other Investment Property owned or held by or on behalf of any Grantor.

“Issuer’s Acknowledgment” means an acknowledgment substantially in the form of Exhibit B.

“Letter-of-Credit Rights” means (i) all “letter-of-credit rights” as defined in Article 9 of the UCC and (ii) all rights, title and interests of each Grantor to any letter of credit, in each case regardless of whether characterized as a “letter-of-credit right” under the UCC.

“License” means any Copyright License, Patent License, Trademark License, Trade Secret License or other license (other than any Authorization) or sublicense to which any Grantor is a party.

“Material Commercial Tort Claims” means, with respect to each Grantor, (i) all Commercial Tort Claims asserted by it, or on its behalf, in writing, and (ii) each Commercial Tort Claim in excess of $50,000 to which it has any right, title or interest and of which it is aware.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned or held by or on behalf of any Grantor or which any Grantor otherwise has the

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right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement, including each agreement described on Schedule 3.6.

“Patents” means all of the following: (i) all letters patent of the United States of America or any other country, all registrations and recordings thereof and all applications for letters patent of the United States of America or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in the United States of America or any other country, including those described on Schedule 3.6, (ii) all inventions and improvements described and claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein, (iii) all reissues, continuations, divisions, continuations in part, renewals or extensions thereof and amendments thereto, and the inventions disclosed or claimed therein, and (iv) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto.

“Payment Intangibles” means all “payment intangibles” as defined in Article 9 of the UCC.

“Pledged Collateral” means, collectively, Pledged Debt and Pledged Equity Interests.

“Pledged Debt” means all debt owed or owing to any Grantor and not held in a Securities Account or otherwise through a Securities Intermediary, including all such debt described on Schedule 3.4, all Instruments, Chattel Paper or other documents, if any, representing or evidencing such debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such debt.

“Pledged Equity Interests” means all Equity Interests owned or held by or on behalf of any Grantor and not held in a Securities Account or otherwise through a Securities Intermediary, including all such Equity Interests described on Schedule 3.4, and all certificates, instruments and other documents, if any, representing or evidencing such Equity Interests and all interests of such Grantor on the books and records of the issuers of such Equity Interests, all of such Grantor’s right, title and interest in, to and under any partnership, limited liability company, shareholder or similar agreements to which it is a party, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests.

“Power of Attorney” means a Special Power of Attorney in substantially the form of Exhibit C.

“Proceeds” means (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Collateral, (iii) any payment received from

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any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes the Collateral, and (iv) whatever is receivable or received when any of the Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, including any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (a) past, present or future infringement of any Patent now or hereafter owned or held by or on behalf of any Grantor, or licensed under a Patent License, (b) past, present or future infringement or dilution of any Trademark now or hereafter owned or held by or on behalf of any Grantor, or licensed under a Trademark License, or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned or held by or on behalf of any Grantor, (c) past, present or future infringement of any Copyright now or hereafter owned or held by or on behalf of any Grantor, or licensed under a Copyright License, (d) past, present or future infringement of any Trade Secret now or hereafter owned or held by or on behalf of any Grantor, or licensed under a Trade Secret License, and (e) past, present or future breach of any License, in each case, regardless of whether characterized as “proceeds” under the UCC.

“Receivables” means all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including all such rights constituting or evidenced by any Account, Chattel Paper, Instrument or other document, General Intangible or Investment-Related Property, together with all of the applicable Grantor’s rights, if any, in any goods or other property giving rise to such right to payment, and all Collateral Support and Supporting Obligations relating thereto and all Receivables Records.

“Receivables Records” means (i) all originals of all documents, instruments or other writings or electronic records or other Records evidencing any Receivable, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to any Receivable, including all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to any Receivable, whether in the possession or under the control of the applicable Grantor or any computer bureau or agent from time to time acting for such Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto, and (v) all other written forms of information related in any way to the foregoing or any Receivable.

“Record” means a “record” as defined in Article 9 of the UCC.

“Secured Cash Management Agreement” means a Cash Management Agreement entered into by a Loan Party with any counterparty that is a Secured Party.

“Secured Hedging Agreement” means a Hedging Agreement entered into by the Borrower with any counterparty that is a Secured Party.

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“Secured Obligations” shall mean (i) the Credit Obligations, and (ii) the due and punctual payment and performance of all obligations of Borrower and the other Loan Parties under each Secured Hedging Agreement and Secured Cash Management Agreement.

“Secured Parties” shall mean, collectively, (i) the Administrative Agent, (ii) each Credit Party, (iii) each party (other than any Loan Party) to a Hedging Agreement or Cash Management Agreement, as applicable, if at the date of entering into such Hedging Agreement or Cash Management Agreement, as applicable, such Person was a Lender or an Affiliate of a Lender and such Person executes and delivers to the Administrative Agent a letter agreement, substantially in the form of Exhibit D hereto, pursuant to which such Person (x) appoints the Administrative Agent as its agent under the applicable Loan Documents and (y) agrees to be bound by the provisions of Sections 10.3, 10.9 and 10.13 of the Credit Agreement and the provisions of the applicable Loan Documents, including, without limitation, the provisions of Article 9 hereof, (iv) the beneficiaries of each indemnification obligation undertaken by or on behalf of any Grantor under any Loan Document, and (v) the successors and assigns of each of the foregoing. Notwithstanding the foregoing, The Bank of New York Mellon and any of its Affiliates party to any such Hedging Agreement while The Bank of New York Mellon (or any such Affiliate) is a Lender shall be deemed to be a Secured Party with respect thereto without the necessity of delivering the letter agreement referred to in this definition.

“Securities Account” means a “securities account” as defined in Article 8 of the UCC, including all such accounts described on Schedule 3.4.

“Securities Account Control Agreement” means a Securities Account Control Agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed by any Grantor and the Administrative Agent and acknowledged and agreed to by the relevant Approved Securities Intermediary, providing for “control” (within the meaning of the UCC) by the Administrative Agent over a Securities Account.

“Securities Intermediary” has the meaning specified in Article 8 of the UCC.

“Security Interest” has the meaning assigned to such term in Section 1.3(a).

“Software” means all “software” as defined in Article 9 of the UCC.

“Subsidiary Guarantor” and “Subsidiary Guarantors” have the meanings assigned to such terms in the preliminary statement of this Security Agreement.

“Supplement” means a supplement hereto, substantially in the form of Exhibit A.

“Supporting Obligations” means (i) all “supporting obligations” as defined in Article 9 of the UCC and (ii) all Guarantees and other secondary obligations supporting any of the Collateral, in each case regardless of whether characterized as a “supporting obligation” under the UCC.

“Trade Secret Licenses” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trade Secrets now or hereafter owned or held by

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or on behalf of any Grantor or which such Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trade Secrets now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including each agreement described on Schedule 3.6.

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of any Grantor (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, the right to sue for any past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned or held by or on behalf of any Grantor or which such Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including each agreement described on Schedule 3.6.

“Trademarks” means all of the following: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, uniform resource locations (URL’s), domain names, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, (ii) all registrations and recordings thereof and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in the United States of America or any other country, including those described on Schedule 3.6, and (iii) all reissues, continuations, extensions and renewals thereof and amendments thereto, (iv) all goodwill associated therewith or symbolized by any of the foregoing, (v) all income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto and (vi) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Voting Stock” means, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

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Section 1.2 Other Definitions; Interpretation

(a) Other Definitions. Capitalized terms used herein and not otherwise defined herein, and the term “subsidiary” shall have the meanings assigned to such terms in the Credit Agreement.

(b) Rules of Interpretation. The rules of interpretation specified in Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall be applicable to this Security Agreement. All references herein to (i) a Schedule to this Security Agreement shall refer to such Schedule hereto or to a Supplement, as applicable, and (ii) provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

(c) Resolution of Drafting Ambiguities. Each Grantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Security Agreement, that it and its counsel reviewed and participated in the preparation and negotiation thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 1.3 Grant of Security

(a) As security for the payment or performance, as applicable, in full of the Secured Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Administrative Agent (and its successors and assigns), for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent (and its successors and assigns), for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in, all personal property and fixtures of such Grantor, including all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

(i) all Accounts,

(ii) all Cash Collateral Accounts, Securities Accounts and all Deposit Accounts,

(iii) all Chattel Paper,

(iv) all Commercial Tort Claims listed on Schedule 3.7,

(v) all Documents,

(vi) all Equipment,

(vii) all General Intangibles,

(viii) all Goods,

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(ix) all Instruments,

(x) all Insurance,

(xi) all Intellectual Property,

(xii) all Inventory,

(xiii) all Investment-Related Property, including all Pledged Collateral and all Blocked Accounts,

(xiv) all Letter-of-Credit Rights,

(xv) all Proceeds of Authorizations and, subject to the provisions of Section 1.3(c), all Authorizations and the goodwill associated with all Authorizations,

(xvi) all Receivables and Receivables Records,

(xvii) all other goods and other personal property of such Grantor, whether tangible or intangible, including all “money” as defined in Article 9 of the UCC,

(xviii) to the extent not otherwise included in clauses (i) through (xvii) of this Section, all Collateral Records, Collateral Support and Supporting Obligations in respect of any of the foregoing,

(xix) to the extent not otherwise included in clauses (i) through (xviii) of this Section, all other property in which a security interest may be granted under the UCC or which may be delivered to and held by the Administrative Agent pursuant to the terms hereof (including the account referred to in Section 3.4(c)(ii) and all funds and other property from time to time therein or credited thereto), and

(xx) to the extent not otherwise included in clauses (i) through (xix) of this Section, all Proceeds, products, substitutions, accessions, rents and profits of or in respect of any of the foregoing.

(b) Revisions to UCC. For the avoidance of doubt, it is expressly understood and agreed that, to the extent the UCC is revised after the date hereof such that the definition of any of the foregoing terms included in the description or definition of the Collateral is changed, the parties hereto desire that any property which is included in such changed definitions, but which would not otherwise be included in the Security Interest on the date hereof, nevertheless be included in the Security Interest upon the effective date of such revision. Notwithstanding the immediately preceding sentence, the Security Interest is intended to apply immediately on the Agreement Date to all of the Collateral to the fullest extent permitted by applicable law, regardless of whether any particular item of the Collateral was then subject to the UCC.

(c) Certain Limited Exclusions. Notwithstanding anything in this Section 1.3 to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have

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granted a Security Interest in, (i) any right under any Authorization, lease, license or other contract or agreement constituting a General Intangible, but only to the extent that the granting of a security interest therein or an assignment thereof would violate any applicable law or any enforceable provision of lease, license or other contract or agreement, as applicable, provided that to the extent such security interest at any time hereafter shall no longer be prohibited by law, and/or immediately upon such provision no longer being enforceable, as the case may be, the Collateral shall automatically and without any further action include, and the Grantors shall be deemed to have granted automatically and without any further action a Security Interest in, such right as if such law had never existed or such provision had never been enforceable, as the case may be, (ii) any Margin Stock, and (iii) any Equity Interests of a Foreign Subsidiary which is a controlled foreign corporation (as defined in Section 957(a) of the Code), provided that this exclusion shall not apply to (x) Voting Stock of any Foreign Subsidiary which is a controlled foreign corporation representing 65% (or such lesser percentage as is owned by the Grantors) of the total voting power of all outstanding Voting Stock of such Foreign Subsidiary and (y) 100% (or such lesser percentage as is owned by the Grantors) of the Equity Interests not constituting Voting Stock of any such Foreign Subsidiary, except that any such Equity Interests constituting “stock entitled to vote” within the meaning of Treas. Reg. Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this Section 1.3(c).

ARTICLE 2.

SECURITY FOR OBLIGATIONS; NO ASSUMPTION OF LIABILITY

Section 2.1 Security for Secured Obligations. This Security Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code, or any similar provision of any other bankruptcy, insolvency, receivership or other similar law), of all Secured Obligations.

Section 2.2 No Assumption of Liability. Notwithstanding anything to the contrary herein, the Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES AND COVENANTS

Section 3.1 Generally

(a) Representations and Warranties. Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Administrative Agent and the other Secured Parties that:

(i) As of the Applicable Date, (A) such Grantor’s chief executive office or its principal place of business is, and for the preceding four months has been, located at the office indicated on Schedule 3.1(a)(i), (B) such Grantor’s jurisdiction of organization is the jurisdiction indicated on Schedule 3.1(a)(i), and (C) such Grantor’s Federal Employer Identification Number and company organizational number is as set forth on Schedule 3.1(a)(i).

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(ii) As of the Applicable Date, (A) such Grantor’s exact legal name as such name appears in its certificate of incorporation or other organizational document, is as set forth on Schedule 3.1(a)(ii) and (B) such Grantor has not done in the preceding five years, and does not do, business under any other name (including any trade-name or fictitious business name), except for those names set forth on Schedule 3.1(a)(ii).

(iii) Except as set forth on Schedule 3.1(a)(iii), such Grantor has not within the five years preceding the Applicable Date become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not theretofore been terminated.

(iv) Such Grantor has good and valid rights in or title to, the Collateral with respect to which it has purported to grant the Security Interest, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Collateral for its intended purposes, and except for Liens expressly permitted pursuant to the Loan Documents.

(v) Except as set forth on Schedule 3.1(a)(v), all Collateral owned or rights in Collateral held by it or on its behalf is owned or held by it or on its behalf free and clear of any Lien, except for Liens expressly permitted by the Loan Documents. Except as set forth on Schedule 3.1(a)(v), it has not filed or consented to the filing of (A) any financing statement or analogous document under the UCC or any other applicable laws covering any such Collateral, (B) any assignment in which it assigns any such Collateral or any security agreement or similar instrument covering any such Collateral with the United States Patent and Trademark Office or the United States Copyright Office, or any similar offices in the United States of America or any other country, or (C) any assignment in which it assigns any such Collateral or any security agreement or similar instrument covering any such Collateral with any foreign governmental, municipal or other office, in each case which financing statement, analogous document, assignment or other instrument, as applicable, is still in effect, except for Liens expressly permitted by the Loan Documents.

(vi) The Security Interest in the Collateral owned or rights in Collateral held by it or on its behalf (A) is effective to vest in the Administrative Agent, on behalf of the Secured Parties, the rights of the Administrative Agent in such Collateral as set forth herein and (B) does not violate Regulation T, U or X as of the Applicable Date.

(vii) As of the Applicable Date, all material Authorizations are as listed on Schedule 3.1(a)(vii).

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(viii) Except as set forth on Schedule 3.1(a)(viii), all leases, licenses and other contracts and agreements as to which no security interest is granted by virtue of Section 1.3(c) are not material to the business of the Borrower or any of the Subsidiaries, taken as a whole.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

(i) It shall maintain, at its own cost and expense, such complete and accurate Records with respect to the Collateral owned or held by it or on its behalf as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which it is engaged, but in any event to include complete accounting Records indicating all payments and proceeds received with respect to any part of such Collateral, and, at such time or times as the Administrative Agent may reasonably request, promptly to prepare and deliver to the Administrative Agent a duly certified schedule or schedules in form and detail satisfactory to the Administrative Agent showing the identity and amount of any and all such Collateral.

(ii) It shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral owned or rights in Collateral held by it or on its behalf against all Persons and to defend the Security Interest in such Collateral and the priority thereof against any Lien or other interest not expressly permitted by the Loan Documents, and in furtherance thereof, it shall not take, or permit to be taken, any action not otherwise expressly permitted by the Loan Documents that could impair the Security Interest or the priority thereof or any Secured Party’s rights in or to such Collateral.

(iii) During normal business hours and upon reasonable advance written notice, the Administrative Agent and such Persons as the Administrative Agent may designate shall, as often as reasonably requested, have the right, at the cost and expense of such Grantor, to inspect all of its Records (and to make extracts and copies from such Records), to discuss its affairs with its officers and independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral owned or rights in Collateral held by or on behalf of such Grantor, including, in the case of Receivables, Pledged Debt, General Intangibles, Commercial Tort Claims or Collateral in the possession of any third person, by contacting Account Debtors, contract parties or other obligors thereon or any third person possessing such Collateral for the purpose of making such a verification. The Administrative Agent shall have the absolute right to share on a confidential basis any information it gains from such inspection or verification with any Secured Party.

(iv) At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral owned or held by or on behalf of such Grantor, and not permitted by the Loan Documents, and may pay for the maintenance and preservation of such Collateral to the extent such Grantor fails to do so as required by the Loan Documents, and such Grantor agrees, jointly with the other Grantors and severally, to reimburse the Administrative

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Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any other Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(v) It shall remain liable for the failure to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral owned or held by it or on its behalf, all in accordance with the terms and conditions thereof, and it agrees, jointly with the other Grantors and severally, to indemnify and hold harmless the Administrative Agent and the other Secured Parties from and against any and all liability for such performance.

(vi) It shall not make, or permit to be made, an assignment, pledge or hypothecation of the Collateral owned or held by it or on its behalf, or grant any other Lien in respect of such Collateral, except as expressly permitted by the Loan Documents. Except for Liens or transfers expressly permitted by the Loan Documents, it shall not make or permit to be made any transfer of such Collateral, and it shall remain at all times in possession of such Collateral and the direct owner, beneficially and of record, of the Pledged Equity Interests included in such Collateral, except that (A) Inventory may be sold in the ordinary course of business, (B) ) mutual fund shares included in the Pledged Equity Interests may be sold, exchanged or transferred by the Grantors in the ordinary course of business and (C) unless and until the Administrative Agent shall notify it that an Event of Default shall have occurred and be continuing and that, during the continuance thereof, it shall not sell, convey, lease, assign, transfer or otherwise dispose of any such Collateral (which notice may be given by telephone if promptly confirmed in writing), it may use and dispose of such Collateral in any lawful manner not inconsistent with the provisions of this Security Agreement or any other Loan Document.

(vii) It shall, at its own cost and expense, maintain or cause to be maintained insurance covering physical loss or damage to the Collateral owned or held by it or on its behalf against all risks and liability arising from the use or intended use, or otherwise attributable or relating to, such Collateral, in each case in accordance with Section 6.10 of the Credit Agreement. It shall cause each such insurance policy (other than any policy related to workers’ compensation) to (A) name the Administrative Agent as an “additional insured” and “loss payee” if such policy is a property policy, (B) provide that the Administrative Agent and each Lender shall be notified in writing of any proposed cancellation or material change in risk, of such policy, initiated by such Grantor’s insurer at least 30 days (or at least 10 days with respect to a failure to pay any premium due) prior to any proposed cancellation or material change in risk, (C) contain a waiver of subrogation in favor of the Administrative Agent, (D) provide that the insurance shall be primary and without right of contribution from any other insurance which may be available to the Administrative Agent and the other Secured Parties, (E) provide that the Administrative Agent and other Secured Parties have no responsibility for premiums, warranties or representations to underwriters. On the Agreement Date (as provided in Section 5.1 of the Credit Agreement) and at least 30 days prior to expiry of each such insurance

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policy, such Grantor shall deliver or cause to be delivered to the Administrative Agent an insurance broker’s opinion letter from such Grantor’s independent insurance agent confirming that the insurance premiums with respect to the policies of insurance required to be maintained pursuant to this subsection have been paid, that such policies are in force and that such policies meet the requirements set forth in this subsection. Such Grantor shall also furnish or cause be furnished a certificate of insurance (1) evidencing that all of the coverages listed in this subsection have been renewed and continue to be in full force and effect for such period as shall be then stipulated, (2) specifying the insurers with whom such insurance is carried and (3) containing such other certifications and undertakings as are customarily provided to the Administrative Agent and the other Secured Parties, as reasonably requested by the Administrative Agent. Such Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of such Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that such Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable. All sums disbursed by the Administrative Agent in connection with this subsection, including reasonable attorneys’ fees and expenses, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by such Grantor to the Administrative Agent and shall be additional Secured Obligations secured hereby.

(viii) It will not change its state of organization, maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified on Schedule 3.1(a)(i) or change its name, state organization number or taxpayer identification number unless the Borrower shall have given the Administrative Agent not less than 30 days’ prior written notice of such event or occurrence and the Administrative Agent shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (y) taken such steps (with the cooperation of the Borrower to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Administrative Agent’s security interest in the Collateral.

Section 3.2 Equipment and Inventory

(a) Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Administrative Agent and the other Secured Parties that, as of the Applicable Date, all of the Equipment and Inventory included in the Collateral owned or held by it or on its behalf (other than mobile goods, Inventory and Equipment in transit and other Collateral in which possession is not maintained in the ordinary course of its business) is kept only at the

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locations specified on Schedule 3.2, which Schedule sets forth with respect to each Grantor, Equipment and Inventory (i) maintained at the premises owned by any Grantor, (ii) maintained at leased premises, (iii) in the possession of a warehouseman or other bailee and (iv) on consignment.

(b) Each Grantor covenants and agrees that it shall not permit any Equipment or Inventory with a value in excess of $25,000 owned or held by it or on its behalf (and shall not permit, with respect to all Grantors, taken as a whole, Equipment and Inventory with a value in excess of $50,000 in the aggregate) to be in the possession or control of any warehouseman, bailee, agent or processor for a period of greater than thirty (30) consecutive days, unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and, at the request of the Administrative Agent, shall have agreed in writing to hold such Equipment or Inventory subject to the Security Interest and the instructions of the Administrative Agent and to waive and release any Lien held by it with respect to such Equipment or Inventory, whether arising by operation of law or otherwise.

Section 3.3 Receivables

(a) Representations and Warranties. Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Administrative Agent and the other Secured Parties that no Receivable included in the Collateral owned or held by it or on its behalf is evidenced by an Instrument or Chattel Paper that has not been delivered to the Administrative Agent.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) It shall mark conspicuously, in form and manner reasonably satisfactory to the Administrative Agent, all Chattel Paper, Instruments and other evidence of any Receivables included in the Collateral owned or held by it or on its behalf (other than any delivered to the Administrative Agent as provided herein), as well as the related Receivables Records, with an appropriate reference to the fact that the Administrative Agent has a security interest therein.

(ii) It will not, without the Administrative Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any such Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Supporting Obligation or Collateral Support relating thereto, or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, releases, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices or in accordance with such practices reasonably believed by such Grantor to be prudent.

(iii) Except as otherwise provided in this Section, it shall continue to collect all amounts due or to become due to it under all such Receivables and any Supporting Obligations or Collateral Support relating thereto, and diligently exercise each material right it

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may have thereunder, in each case at its own cost and expense, and in connection with such collections and exercise, it shall, upon the occurrence and during the continuance of an Event of Default, take such action as it or the Administrative Agent may reasonably deem necessary. Notwithstanding the foregoing, the Administrative Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to notify, or require such Grantor to notify, any Account Debtor with respect to any such Receivable, Supporting Obligation or Collateral Support of the Administrative Agent’s security interest therein, and in addition, at any time during the continuation of an Event of Default, the Administrative Agent may: (A) direct such Account Debtor to make payment of all amounts due or to become due to such Grantor thereunder directly to the Administrative Agent and (B) enforce, at the cost and expense of such Grantor, collection thereof and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor would be able to have done. If the Administrative Agent notifies such Grantor that it has elected to collect any such Receivable, Supporting Obligation or Collateral Support in accordance with the preceding sentence, any payments thereof received by such Grantor shall not be commingled with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent hereunder and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary indorsement), and such Grantor shall not grant any extension of the time of payment thereof, compromise, compound or settle the same for less than the full amount thereof, release the same, wholly or partly, or allow any credit or discount whatsoever thereon.

(iv) It shall use its best efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable.

(v) During the continuance of a Default, at the request of the Administrative Agent, it shall direct each Account Debtor to make payment on each Receivable to a Blocked Account or the Concentration Account.

Section 3.4 Investment-Related Property

(a) Representations and Warranties. Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Administrative Agent and the other Secured Parties that:

(i) Schedule 3.4 sets forth, as of the Applicable Date, (i) all of the Investment-Related Property included in the Collateral owned or rights therein held by or on behalf of such Grantor and (ii) each Securities Account maintained by or on behalf of such Grantor.

(ii) All Pledged Equity Interests (A) consisting of Equity Interests in Subsidiaries included in the Collateral owned or held by it or on its behalf have been duly authorized and validly issued and are fully paid and non-assessable and (B) not described in clause (A) above have, to the knowledge of such Grantor, been duly authorized and validly issued and are fully paid and non-assessable. Each Grantor is the direct owner, beneficially and of record of all Pledged Equity Interests pledged by it, free and clear of all Liens (other than Liens expressly permitted by the Loan Documents).

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(iii) All Pledged Debt (A) issued by a Subsidiary included in the Collateral owned or held by it or on its behalf has been duly authorized, issued and delivered and, where necessary, authenticated, and (B) not described in clause (A) above has, to the knowledge of such Grantor, been duly authorized, issued and delivered and, where necessary, authenticated. To the knowledge of each Grantor, all Pledged Debt pledged by such Grantor constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally.

(iv) Except as set forth on Schedule 3.4(a)(iv), other than the Pledged Equity Interests that constitute General Intangibles, there is no Investment-Related Property other than that (x) represented by certificated securities or Instruments in the possession of the Administrative Agent and (y) held in a Securities Account that is a Blocked Account.

(v) Except as set forth on Schedule 3.4(a)(v), no Person other than the Administrative Agent has “control” (within the meaning of Article 8 of the UCC) over any Investment-Related Property of such Grantor.

(b) Registration in Nominee Name; Denominations. Each Grantor hereby agrees that (i) without limiting Section 6.4, the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold, where applicable, Investment-Related Property included in the Collateral owned or held by it or on its behalf in the Administrative Agent’s own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned, where applicable, in blank or in favor of the Administrative Agent, (ii) at the Administrative Agent’s request, such Grantor will promptly give to the Administrative Agent copies of any material notices or other written communications received by it with respect to any Investment-Related Property included in the Collateral owned or held by it or on its behalf registered in its name and (iii) the Administrative Agent shall at all times have the right to exchange any certificates, instruments or other documents representing or evidencing any Investment-Related Property included in the Collateral owned or held by or on behalf of such Grantor for certificates, instruments or other documents of smaller or larger denominations for any purpose consistent with this Security Agreement.

(c) Voting and Distributions.

(i) Unless and until an Event of Default shall have occurred and be continuing:

(A) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Investment-Related Property included in the Collateral owned or held by it or on its behalf, or any part

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thereof, for any purpose consistent with the terms of this Security Agreement and the other Loan Documents; provided, however, that such Grantor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Investment-Related Property or the rights and remedies of any of the Secured Parties under this Security Agreement or any other Loan Document or the ability of any of the Secured Parties to exercise the same.

(B) The Administrative Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling it to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subsection (c)(i)(A) and to receive the cash payments it is entitled to receive pursuant to subsection (c)(i)(C).

(C) Each Grantor shall be entitled to receive, retain and use any and all cash dividends, interest and principal paid on the Investment-Related Property included in the Collateral owned or held by it or on its behalf to the extent and only to the extent that such cash dividends, interest and principal are not prohibited by, and not otherwise paid in a manner that violates the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws. All non-cash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Investment-Related Property included in the Collateral owned or held by it or on its behalf, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in any issuer or received in exchange for any Investment-Related Property, or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by such Grantor, shall not be commingled with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent hereunder and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement).

(ii) Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default:

(A) All rights of each Grantor to dividends, interest or principal that it is authorized to receive pursuant to subsection (c)(i)(C) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal, as applicable. All dividends, interest and principal received by or on behalf of any Grantor contrary to the provisions of this Section shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the

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same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this subsection (c)(ii)(A) shall be retained by the Administrative Agent in an account to be established in the name of the Administrative Agent, for the ratable benefit of the Secured Parties, upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.2. Subject to the provisions of this subsection (c)(ii)(A), such account shall at all times be under the sole dominion and control of the Administrative Agent, and the Administrative Agent shall at all times have the sole right to make withdrawals therefrom and to exercise all rights with respect to the funds and other property from time to time therein or credited thereto as set forth in the Loan Documents. After all Events of Default have been cured or waived, the Administrative Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to the applicable Grantor all cash dividends, interest and principal (without interest) that such Grantor would otherwise be permitted to retain pursuant to the terms of subsection (c)(i)(C) and which remain in such account.

(B) All rights of each Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to subsection (c)(i)(A), and the obligations of the Administrative Agent under subsection (c)(i)(B), shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit such Grantor to exercise such rights. After all Events of Default have been cured or waived, the applicable Grantor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of subsection (c)(i)(A).

(d) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

(i) Each Grantor hereby agrees that all certificates or instruments representing or evidencing Investment-Related Property acquired by such Grantor after the Applicable Date shall be delivered to the Administrative Agent at the time required by the Credit Agreement. All certificated Investment-Related Property shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent.

(ii) Each Grantor agrees that it will not establish or maintain, or permit any other Grantor to establish or maintain, any Securities Account or commodities account that is not a Blocked Account.

(iii) Each Grantor hereby agrees that if any Investment-Related Property (other than Investment-Related Property held in a Securities Account) is at any time not evidenced by certificates of ownership, then it shall (A) cause the issuer thereof to execute and deliver to the Administrative Agent an Issuer’s Acknowledgment of the pledge, (B) if necessary

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to perfect a security interest in such Investment-Related Property, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Administrative Agent the right to transfer such Investment-Related Property under the terms hereof and (C) after the occurrence and during the continuance of any Event of Default, upon request by the Administrative Agent, (1) cause the Organizational Documents of each such issuer that is a Subsidiary of the Borrower to be amended to provide that such Investment-Related Property shall be treated as “securities” for purposes of the UCC and (2) cause such Investment-Related Property to become certificated and delivered to the Administrative Agent in accordance with the provisions of clause (i) above.

(iv) In the event (A) any Grantor or any Approved Securities Intermediary shall, after the date hereof, terminate an agreement with respect to the maintenance of a Blocked Account for any reason, (B) the Administrative Agent shall demand the termination of an agreement with respect to the maintenance of a Blocked Account as a result of the failure of an Approved Securities Intermediary to comply with the terms of the applicable Securities Account Control Agreement, or (C) the Administrative Agent determines in its sole discretion that the financial condition of an Approved Securities Intermediary has materially deteriorated, such Grantor agrees to promptly transfer the assets held in such Blocked Account to another Blocked Account acceptable to the Administrative Agent.

Section 3.5 Letter-of-Credit Rights. Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Administrative Agent and the other Secured Parties that Schedule 3.5 sets forth, as of the Applicable Date, each letter of credit giving rise to a Letter of Credit Right included in the Collateral owned or held by or on behalf of such Grantor.

Section 3.6 Intellectual Property Collateral

(a) Representations and Warranties. Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Administrative Agent and the other Secured Parties that Schedule 3.6 sets forth, as of the Applicable Date, a list of all of the (i) Trademarks, Patents and Copyrights, in each case included in the Collateral owned by or on behalf of such Grantor and with respect to which a registration, recording or pending application has been made in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or any similar offices in the United States of America or any other country, and (ii) Trademark Licenses, Patent Licenses, Copyright Licenses and Trade Secret Licenses, in each case included in the Collateral owned or held by or on behalf of such Grantor.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

(i) It will not, nor will it permit any of its licensees (or sublicensees) to, knowingly do any act, or omit to do any act, whereby any material Patent included in the Collateral and that is related to the conduct of its business may become invalidated or dedicated to the public, and it shall continue to mark any products covered by a Patent with the relevant patent number as necessary to establish and preserve its maximum rights under applicable patent laws.

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(ii) It will (either directly or through its licensees or its sublicensees), for each material Trademark included in the Collateral that is related to the conduct of its business, (A) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (B) maintain the quality of products and services offered under any such Trademark, (C) display such Trademark with notice of Federal or other analogous registration to the extent necessary to establish and preserve its rights under applicable law, and (D) not knowingly use or knowingly permit any of its licensees or sublicensees to use such Trademark in violation of any third party’s valid and legal rights.

(iii) It will (either directly or through its licensees or its sublicensees), for each work covered by a Copyright included in the Collateral that is related to the conduct of its business, continue to publish, reproduce, display, adopt and distribute the material work with appropriate copyright notice as necessary to establish and preserve its maximum rights under applicable copyright laws.

(iv) It will promptly notify the Administrative Agent in writing if it knows that any Intellectual Property included in the Collateral material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or the United States Copyright Office, or any similar offices or tribunals in the United States of America or any other country) regarding such Grantor’s ownership of any such Intellectual Property, its right to register the same, or to keep and maintain the same.

(v) In no event shall it, either directly or through any agent, employee, licensee or designee, file an application for any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar offices in the United States of America or any other country, unless it promptly notifies the Administrative Agent in writing thereof and, upon request of the Administrative Agent, executes and delivers any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Intellectual Property, and such Grantor hereby appoints the Administrative Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(vi) It will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar offices or tribunals in the United States of America or any other country, to maintain and pursue each material application relating to the Intellectual Property included in the Collateral owned or held by it or on its behalf (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registered Trademark and Copyright included in the Collateral that is material to the conduct of its business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of

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maintenance fees, and, if consistent, in good faith, with reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties. In the event that it has reason to believe that any Intellectual Property included in the Collateral material to the conduct of its business has been or is about to be infringed, misappropriated or diluted by a third party, it promptly shall notify the Administrative Agent in writing and shall, if consistent, in good faith, with reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions consistent with reasonable business practices under the circumstances to protect such Intellectual Property.

(vii) During the continuance of an Event of Default, it shall use its best efforts to obtain all requisite consents or approvals by the licensor of each License included in the Collateral owned or held by it or on its behalf to effect the assignment (as collateral security) of all of its right, title and interest thereunder to the Administrative Agent or its designee.

(viii) It shall take reasonable steps necessary to protect the secrecy of all Trade Secrets used in the conduct of its business, including restricting access to such Trade Secrets.

(ix) It shall continue to collect all amounts due or to become due to such Grantor under all material Intellectual Property included in the Collateral owned or held by it or on its behalf, and diligently exercise each material right it may have thereunder, in each case at its own cost and expense, and in connection with such collections and exercise, it shall, upon the occurrence and during the continuance of an Event of Default, take such action as it or the Administrative Agent may reasonably deem necessary. Notwithstanding the foregoing, the Administrative Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to notify, or require such Grantor to notify, any relevant obligors with respect to such amounts of the Administrative Agent’s security interest therein.

Section 3.7 Commercial Tort Claims

(a) Representations and Warranties. Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Administrative Agent and the other Secured Parties that Schedule 3.7 sets forth, as of the Applicable Date, all Material Commercial Tort Claims.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that it shall provide the Administrative Agent with prompt written notice of each Material Commercial Tort Claim, and any judgment, settlement or other disposition thereof and will take such action as the Administrative Agent may request to grant and perfect a security interest therein in favor of the Administrative Agent and the other Secured Parties.

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Section 3.8 Deposit Accounts; Blocked Accounts

(a) Representations and Warranties. The only Deposit Accounts maintained by any Grantor on the Applicable Date are those listed on Schedule 3.8 which sets forth such information separately for each Grantor.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

(i) Each Grantor shall cause all cash and all Proceeds received by such Grantor to be deposited in, or swept into, a Blocked Account or, at the direction of the Administrative Agent, the Concentration Account on a daily basis, except that cash to make Permitted Investments may be deposited in a Blocked Account; provided that after giving effect to such deposit and/or cash sweep, (1) the amount of such cash and Proceeds on deposit in any account other than the Concentration Account or a Blocked Account shall not exceed $25,000 (exclusive of the amounts in accounts for unpaid payroll, payroll taxes and withholding taxes), and (2) the aggregate amount of such cash and Proceeds on deposit in all accounts other than the Concentration Account or a Blocked Account shall not exceed $100,000 (exclusive of the amounts in accounts for unpaid payroll, payroll taxes and withholding taxes), and (B) not establish or maintain, or permit any other Grantor to establish or maintain, any account with any financial or other institution in which Proceeds are deposited other than the Concentration Account or a Blocked Account; provided that amounts in all such accounts are deposited in, or swept into, the Concentration Account or a Blocked Account as set forth in clause (A); provided, further, that the amount in the accounts so indicated on Schedule 3.8 which are for unpaid payroll, payroll taxes and withholding taxes are not required to be swept on a daily basis. So long as no Event of Default has occurred and is continuing, a Grantor may transfer funds from the Blocked Account to any existing disbursement or Deposit Accounts of such Grantor.

(ii) In the event (A) any Grantor or any Blocked Account Bank shall, after the date hereof, terminate an agreement with respect to the maintenance of a Blocked Account for any reason, (B) the Administrative Agent shall demand the termination of an agreement with respect to the maintenance of a Blocked Account as a result of the failure of a Blocked Account Bank to comply with the terms of the applicable Deposit Account Control Agreement, or (C) the Administrative Agent determines in its sole discretion that the financial condition of a Blocked Account Bank has materially deteriorated, such Grantor agrees to notify all of its obligors that were making payments to such terminated Blocked Account to make all future payments to another Blocked Account.

ARTICLE 4.

FURTHER ASSURANCES; FILING AUTHORIZATION

Section 4.1 Further Assurances. Each Grantor hereby covenants and agrees, at its own cost and expense, to execute, acknowledge, deliver and/or cause to be duly filed all such further agreements, instruments and other documents (including favorable legal opinions in connection with any Transaction if reasonably required by the Administrative Agent), and take all such

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further actions, that the Administrative Agent may from time to time reasonably request to preserve, protect and perfect the Security Interest granted by it and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with its execution and delivery of this Security Agreement, the granting by it of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

Section 4.2 Filings

(a) Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, and (ii) any financing or continuation statements or other documents without the signature of such Grantor where permitted by law, including the filing of a financing statement describing the Collateral as “all assets now owned or hereafter acquired by the Grantor or in which Grantor otherwise has rights” or any similar phrase. Each Grantor agrees to provide all information described in the immediately preceding sentence to the Administrative Agent promptly upon the reasonable request by the Administrative Agent.

(b) Each Grantor hereby further authorizes the Administrative Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including this Security Agreement or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor, and naming such Grantor, as debtor, and the Administrative Agent, as secured party.

ARTICLE 5.

REMEDIES UPON DEFAULT

Section 5.1 Remedies Generally

(a) General Rights. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral owned or held by it or on its behalf to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (i) with respect to any Collateral consisting of Intellectual Property or Commercial Tort Claims, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any such Collateral by the applicable Grantors to the Administrative Agent, or, in the case of Intellectual Property, to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine, unless any of the Grantor’s obligations set forth in this clause (a) would violate any then-existing licensing

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arrangements to the extent that waivers cannot be obtained, (ii) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral owned or held by it or on its behalf and without liability for trespass to enter any premises where such Collateral may be located for the purpose of taking possession of or removing such Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law, and (iii) appoint a receiver for all or any portion of the Collateral. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of any of the Collateral owned or held by or on behalf of such Grantor, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be irrevocably authorized at any such sale of such Collateral constituting securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale, the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the applicable Grantor, and such Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b) Sale of Collateral. The Administrative Agent shall give each Grantor ten days’ written notice (which such Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC as in effect in the State of New York or its equivalent in other jurisdictions (or any successor provisions)) of the Administrative Agent’s intention to make any sale of any of the Collateral owned or held by or on behalf of such Grantor. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which such Collateral will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of any of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold

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again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of such Grantor (all said rights being also hereby waived and released to the extent permitted by law), any of the Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from such Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Grantor therefor. For purposes hereof, (i) a written agreement to purchase any of the Collateral shall be treated as a sale thereof, (ii) the Administrative Agent shall be free to carry out such sale pursuant to such agreement, and (iii) no Grantor shall be entitled to the return of any of the Collateral subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon any of the Collateral and to sell any of the Collateral pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Article shall be deemed to conform to the commercially reasonable standards as provided in Part 6 of Article 9 of the UCC as in effect in the State of New York or its equivalent in other jurisdictions (or any successor provisions). Without limiting the generality of the foregoing, each Grantor agrees as follows: (A) if the proceeds of any sale of the Collateral owned or held by it or on its behalf pursuant to this Article are insufficient to pay all the Secured Obligations, it shall be liable for the resulting deficiency and the fees, charges and disbursements of any counsel employed by the Administrative Agent or any other Secured Party to collect such deficiency, (B) it hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any such Collateral may have been sold at any private sale pursuant to this Article was less than the price that might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree, (C) there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements in this Section may be specifically enforced, (D) the Administrative Agent may sell any such Collateral without giving any warranties as to such Collateral, and the Administrative Agent may specifically disclaim any warranties of title or the like, and (E) the Administrative Agent shall have no obligation to marshal any such Collateral.

(c) Authorizations. Notwithstanding anything to the contrary contained in any Loan Document or in any other agreement, instrument or document executed by any Grantor and delivered to the Administrative Agent, the Administrative Agent will not take any action pursuant to any Loan Document or any other document referred to above which would constitute or result in any assignment of any Authorization issued by any applicable Governmental Authority, or constitute or result in any change of control (whether de jure or de facto) of such Grantor or any of its subsidiaries if such assignment of any such Authorization or change of control would require, under then existing law, the prior approval from such applicable Governmental Authority, without first obtaining such prior approval of such other Governmental

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Authority. Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, such Grantor agrees to take any action which the Administrative Agent may reasonably request in order to obtain from any Governmental Authority such approval as may be necessary to enable the Administrative Agent to exercise and enjoy the full rights and benefits granted to the Administrative Agent by this Security Agreement and the other documents referred to above, including specifically, at the cost and expense of such Grantor, the use of best efforts to assist in obtaining approval or such Governmental Authority for any action or transaction contemplated by this Security Agreement for which such approval is or shall be required by law, and specifically, without limitation, upon request, to prepare, sign and file with such Governmental Authority the assignor’s or transferor’s portion of any application or applications for consent to the assignment of Authorization or transfer of control necessary or appropriate under such Governmental Authority’s rules and regulations for approval of (i) any sale or other disposition of the Pledged Equity Interests or other Collateral by or on behalf of the Administrative Agent, or (ii) any assumption by the Administrative Agent of voting rights in the Pledged Equity Interests effected in accordance with the terms of this Security Agreement. It is understood and agreed that all foreclosure and related actions will be made in accordance with the statutes, regulations and published policies and decisions enforced by such Governmental Authorities pertaining to such foreclosure and related actions.

Section 5.2 Application of Proceeds of Collateral

(a) Except as expressly provided elsewhere in this Security Agreement and in Section 6.11 of the Credit Agreement, all proceeds received by the Administrative Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral as well as any Collateral consisting of cash shall be applied in full or in part by the Administrative Agent against, the Secured Obligations in the following order of priority:

FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Security Agreement, any other Loan Document or any of the Secured Obligations, including all out of pocket court costs and the reasonable fees and expenses of its agents and legal counsel, all amounts for which the Administrative Agent is entitled to indemnification under the Credit Agreement (in its capacity as the Administrative Agent and not as a Lender), the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other reasonable out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the extent of any excess of such proceeds, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution) with the amount allocable to the Credit Obligations to be applied to the Credit Obligations in the manner set forth in Section 8.3 of the Credit Agreement; and

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THIRD, to the extent of any excess of such proceeds to the applicable Grantor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have sole and absolute discretion as to the time of application of any such proceeds, monies or balances in accordance with this Security Agreement. Upon any sale of the Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

Section 5.3 Investment-Related Property. In view of the position of each Grantor in relation to the Investment-Related Property, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Investment-Related Property permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Investment-Related Property, and might also limit the extent to which or the manner in which any subsequent transferee of any Investment-Related Property could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Investment-Related Property under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Investment-Related Property, limit the purchasers to those who will agree, among other things, to acquire such Investment-Related Property for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (i) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Investment-Related Property, or any part thereof, shall have been filed under the Federal Securities Laws and (ii) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Investment-Related Property at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells any such Investment-Related Property.

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Section 5.4 Grant of License to Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Article, at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants, to the extent it has the right to grant, to the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or held or hereafter acquired or held by or on behalf of such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Administrative Agent shall be exercised, at the option of the Administrative Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon such Grantor notwithstanding any subsequent cure of an Event of Default. Any royalties and other payments received by the Administrative Agent shall be applied in accordance with Section 5.2.

ARTICLE 6.

CONCERNING THE ADMINISTRATIVE AGENT

Section 6.1 In General. The Administrative Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement. The Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Collateral), in accordance with this Security Agreement and the Credit Agreement. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith except for gross negligence or willful misconduct. The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Security Agreement, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Security Agreement. After any retiring Administrative Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was the Administrative Agent.

Section 6.2 Standard of Care. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Administrative Agent nor any of the Secured

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Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Collateral.

Section 6.3 Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent and any officer or agent thereof, as its true and lawful agent and attorney-in-fact for the purpose of carrying out the provisions of this Security Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest, and without limiting the generality of the foregoing, the Administrative Agent shall have the right, with power of substitution for such Grantor and in such Grantor’s name or otherwise, for the use and benefit of the Administrative Agent and the other Secured Parties, upon the occurrence and during the continuance of an Event of Default and at such other time or times permitted by the Loan Documents, (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral owned or held by it or on its behalf or any part thereof; (ii) to demand, collect, receive payment of, give receipt for, and give discharges and releases of, any of such Collateral; (iii) to sign the name of such Grantor on any invoice or bill of lading relating to any of such Collateral; (iv) to send verifications of Receivables included in the Collateral owned or held by it or on its behalf to any Account Debtor; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on any of the Collateral owned or held by it or on its behalf or to enforce any rights in respect of any of such Collateral; (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to any of such Collateral; (vii) to notify, or to require such Grantor to notify, Account Debtors and other obligors to make payment directly to the Administrative Agent, (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any of such Collateral, and (ix) to do all other acts and things necessary to carry out the purposes of this Security Agreement, as fully and completely as though the Administrative Agent were the absolute owner of such Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent or any other Secured Party, or to present or file any claim or notice, or to take any action with respect to any of the Collateral or the monies due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Administrative Agent or any other Secured Party with respect to any of the Collateral shall give rise to any defense, counterclaim or offset in favor of such Grantor or to any claim or action against the Administrative Agent or any other Secured Party. In furtherance of the powers granted in this Section 6.3, each Grantor shall execute and deliver to the Administrative Agent a Special Power of Attorney in the form of Exhibit C hereto. The provisions of this Article shall in no event relieve any Grantor of any of its obligations hereunder or under the other Loan Documents with respect to any of the Collateral or impose any obligation on the Administrative Agent or any other Secured Party to proceed in any particular manner with respect to any of the Collateral, or

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in any way limit the exercise by the Administrative Agent or any other Secured Party of any other or further right that it may have on the date of this Security Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise. Any sale pursuant to the provisions of this paragraph shall be deemed to conform to the commercially reasonable standards as provided in Section 9-611 of the UCC as in effect in the State of New York or its equivalent in other jurisdictions (or any successor provisions).

Section 6.4 Reimbursement of Administrative Agent. Each Grantor agrees, jointly with the other Grantors and severally, to pay to the Administrative Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees, other charges and disbursements of counsel and of any experts or agents, that the Administrative Agent may incur in connection with (i) the administration of this Security Agreement relating to such Grantor or any of its property, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral owned or held by or on behalf of such Grantor, (iii) the exercise, enforcement or protection of any of the rights of the Administrative Agent hereunder relating to such Grantor or any of its property, or (iv) the failure by such Grantor to perform or observe any of the provisions hereof. Without limitation of its indemnification obligations under the other Loan Documents, each of the Grantors agrees, jointly with the other Grantors and severally, to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related out-of-pocket expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (a) the execution or delivery by such Grantor of this Security Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, or the performance by such Grantor of its obligations under the Loan Documents and the other transactions contemplated thereby or (b) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Any amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Security Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Security Agreement or any other Loan Document or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section shall be payable within ten days of written demand therefor and shall bear interest at the rate specified in Section 3.1 of the Credit Agreement.

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ARTICLE 7.

WAIVERS; AMENDMENTS

No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Security Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle such Grantor to any other or further notice or demand in similar or other circumstances. Neither this Security Agreement nor any provision hereof may be waived, amended, supplemented or otherwise modified, or any departure therefrom consented to, except pursuant to an agreement or agreements in writing entered into by, between or among the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment, other modification or consent is to apply, subject to any consent required in accordance with Section 10.2 of the Credit Agreement.

ARTICLE 8.

SECURITY INTEREST ABSOLUTE

All rights of the Administrative Agent hereunder, the Security Interest and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations, or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other waiver, amendment, supplement or other modification of, or any consent to any departure from, the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, (iii) except as otherwise expressly permitted under the Loan Documents or effected pursuant thereto, any exchange, release or non-perfection of any Lien on any other collateral, or any release or waiver, amendment, supplement or other modification of, or consent under, or departure from, any guaranty, securing or guaranteeing all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or in respect of this Security Agreement or any other Loan Document.

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ARTICLE 9.

TERMINATION; RELEASE

This Security Agreement and the Security Interest shall terminate when all Commitments have expired or otherwise terminated and all Credit Obligations have been finally and indefeasibly paid in full in cash and all Letters of Credit have expired and all LC Disbursements have been reimbursed in full in cash. Upon termination of this Security Agreement, the Collateral shall be released from the Lien of this Security Agreement. Upon the effectiveness of any written consent to the release of the Security Interest in any Collateral pursuant to Section 10.2 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released. Upon any sale, transfer or other disposition of Collateral permitted by the Loan Documents (other than to a Loan Party), the Security Interest in such Collateral shall be automatically released (other than to the extent any such sale, transfer or other disposition of such Collateral would, immediately after giving effect thereto, result in the receipt by such Grantor of any other property (whether in the form of Proceeds or otherwise) that would, but for the release of the Security Interest therein pursuant to this clause, constitute Collateral, in which event the Lien created hereunder shall continue in such property). In addition, if any of the Pledged Equity Interests in any Subsidiary or subsidiary, as applicable, are sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Loan Documents and, immediately after giving effect thereto, such Subsidiary or subsidiary, as applicable, would no longer be a Subsidiary or a subsidiary, as applicable, then the obligations of such Subsidiary or subsidiary, as applicable, under this Security Agreement and the Security Interest in the Collateral owned or rights in Collateral held by or on behalf of such Subsidiary or such subsidiary, as applicable, shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to the applicable Grantor, at such Grantor’s own cost and expense, all Uniform Commercial Code termination statements and similar documents that such Grantor may reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Article shall be without recourse to or warranty by the Administrative Agent or any other Secured Party.

ARTICLE 10.

ADDITIONAL GRANTORS

Upon execution and delivery after the date hereof by the Administrative Agent and a Subsidiary of a Supplement, such Subsidiary or subsidiary, as applicable, shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein (each an “Additional Grantor”). The execution and delivery of any Supplement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder and each other Loan Party and other party (other than a Credit Party) under the Loan Documents shall remain in full force and effect notwithstanding the addition of any Additional Grantor as a party to this Security Agreement.

Virtus Investment Partners, Inc. Security Agreement

ARTICLE 11.

NOTICES

All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement. All communications and notices hereunder to the Administrative Agent or the Borrower shall be given to it at its address for notices set forth in such Section, and all communications and notices hereunder to any Grantor shall be given to it at the address set forth for such Guarantor on Schedule I, with a copy to the Borrower.

ARTICLE 12.

BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS

Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Grantor that are contained in this Security Agreement shall bind and inure to the benefit of each party hereto and its successors and assigns. This Security Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties, and their respective successors and assigns, except that no Grantor shall have the right to assign its rights or obligations hereunder or any interest herein or in any of the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Security Agreement or the other Loan Documents. This Security Agreement shall be construed as a separate agreement with respect to each of the Grantors and may be amended, supplemented, waived or otherwise modified or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

ARTICLE 13.

SURVIVAL OF AGREEMENT; SEVERABILITY

All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Security Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Secured Parties and shall survive the execution and delivery of any Loan Document and the making of any Revolving Loan or issuance of any Letter of Credit, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Security Agreement shall terminate. In the event any one or more of the provisions contained in this Security Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in

Virtus Investment Partners, Inc. Security Agreement

any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

ARTICLE 14.

MISCELLANEOUS

Section 14.1 GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 14.2 Counterparts; Integration. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract (subject to Article 12), and shall become effective as provided in Article 12. This Security Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of this Security Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Security Agreement.

Section 14.3 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Security Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Security Agreement.

Section 14.4 Jurisdiction; Venue; Consent to Service of Process. Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Security Agreement shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Security Agreement or the other Loan Documents against any Grantor or any of its property in the courts of any jurisdiction. Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying

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of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or the other Loan Documents in any foregoing court referred to in this Article. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Article 11. Nothing in this Security Agreement will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 14.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT. EACH PARTY HERETO HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS ARTICLE.

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Virtus Investment Partners, Inc. Security Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.

VIRTUS INVESTMENT PARTNERS, INC.

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

DUFF & PHELPS INVESTMENT MANAGEMENT CO.

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President & Treasurer

ENGEMANN ASSET MANAGEMENT

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

EUCLID ADVISORS LLC

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President & Treasurer

KAYNE ANDERSON RUDNICK INVESTMENT MANAGEMENT, LLC

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Senior Vice President & Chief Financial Officer

Virtus Investment Partners, Inc. Security Agreement

PASADENA CAPITAL CORPORATION

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

RUTHERFORD FINANCIAL CORPORATION

By:	/s/ David Hanley
Name:	David Hanley
Title:	Vice President & Treasurer

SCM ADVISORS LLC

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Senior Vice President & Chief Financial Officer

VIRTUS INVESTMENT ADVISERS, INC.

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

VIRTUS PARTNERS, INC.

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President, Chief Financial Officer

Virtus Investment Partners, Inc. Security Agreement

ZWEIG ADVISERS, LLC

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

Virtus Investment Partners, Inc. Security Agreement

THE BANK OF NEW YORK MELLON,
as Administrative Agent

By:	/s/ Richard G. Shaw
Name:	Richard G. Shaw
Title:	Vice President

Virtus Investment Partners, Inc. Security Agreement